EXHIBIT 10.4

Non-U.S. Form

COVETRUS, INC. 2019 OMNIBUS INCENTIVE COMPENSATION PLAN
2021 PERFORMANCE STOCK UNIT GRANT AGREEMENT-
This 2021 PERFORMANCE STOCK UNIT GRANT AGREEMENT (the “Agreement”), dated as of___________ (the “Date of Grant”), is delivered by Covetrus, Inc. (the “Company”) to the person to whom this Agreement is made pursuant to the terms of the Plan (the “Participant”).
RECITALS
The Covetrus, Inc. 2019 Omnibus Incentive Compensation Plan (the “Plan”) provides for the grant of restricted stock units in accordance with the terms and conditions of the Plan. The Committee has decided to make this grant of restricted stock units with specific performance criteria as an inducement for the Participant to perform against specific performance goals established by the Company. This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.
1.    Grant of PSUs. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby makes a grant of performance restricted stock units to the Participant with a target number as set forth on Exhibit A hereto, subject to the restrictions set forth below and in the Plan (the “PSUs”). Each PSU represents the right of the Participant to receive a share of common stock of the Company (“Company Stock”) on the applicable payment date set forth in Section 5 below.
2.    Stock Unit Account. PSUs represent hypothetical shares of Company Stock, and not actual shares of stock. The Company shall establish and maintain a Stock Unit account, as a bookkeeping account on its records, for the Participant and shall record in such account the number of PSUs granted to the Participant. No shares of Company Stock shall be issued to the Participant at the time the grant is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any PSUs recorded in the Stock Unit account. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this award or the Stock Unit account established for the Participant.
3.    Vesting. The PSUs shall become vested in accordance with the terms and conditions set forth on Exhibit A, which are incorporated herein by reference.
4.    Termination of PSUs. Except as set forth in this Agreement, if the Participant ceases to be employed by, or provide service to, the Employer for any reason before any of the PSUs vest, any unvested PSUs shall automatically terminate and shall be forfeited as of the date of the

Participant’s termination of employment or service. No payment shall be made with respect to any unvested PSUs that terminate as described in this Section 4.
5.    Payment of PSUs and Tax Withholding.
(a)    If and when the PSUs vest, the Company shall issue to the Participant one share of Company Stock for each vested PSU. Subject to Sections 5(b) and 13 below and Exhibit A, payment shall be made within the period set forth on Exhibit A.
(b)    All obligations of the Company under this Agreement shall be subject to the rights of the Employer as set forth in the Plan to withhold amounts required to be withheld, collected or accounted for with respect to any income taxes, employment taxes, social insurance, social security, national insurance contributions, other contributions, payroll taxes, payment on account obligations and other amounts (“Taxes”), if applicable. At such time as the Committee may determine in its discretion under the Plan, at the time of payment in accordance with Section 5(a) above, the number of shares issued to the Participant may be reduced by a number of shares of Company Stock with a Fair Market Value equal to an amount of Taxes required by law to be withheld, collected or accounted for with respect to the payment of the PSUs, as determined by the Company. If shares are withheld to cover the obligation for Taxes, then for tax purposes, the Participant shall be deemed to have been issued the full number of shares of Company Stock with respect to the vested PSUs, notwithstanding that a number of shares are held back for purposes of paying Taxes. To the extent not withheld in accordance with the immediately preceding sentence or to the extent the number of shares withheld is not sufficient to cover the obligation for Taxes, the Participant shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any Taxes required to be withheld, collected or accounted for with respect to the PSUs.
(c)    The Participant acknowledges that regardless of any action the Company (or any subsidiary employing or retaining the Participant) takes with respect to any or all Taxes, the ultimate liability for all Taxes legally due by the Participant is and remains the Participant’s responsibility and that the Company (and its subsidiaries) (i) make no representations or undertakings regarding the treatment of any Taxes in connection with any aspect of the PSUs, including the grant, vesting or settlement of the PSUs, and the subsequent sale of any shares of Company Stock acquired at settlement; and (ii) do not commit to structure the terms of the grant or any aspect of the PSUs to reduce or eliminate the Participant’s liability for Taxes. Further, if the Participant is subject to taxation in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Participant's employer (or former employer, as applicable) may be required to withhold, collect or account for Taxes in more than one jurisdiction.
(d)    The obligation of the Company to deliver Company Stock shall also be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law or foreign law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares, the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The issuance of shares, if any, to the Participant pursuant to this Agreement is subject to any applicable laws or regulations of the United States or of any state, municipality or other country having jurisdiction thereof.
6.    No Stockholder Rights; Dividend Equivalents. Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Company Stock, including voting or dividend rights, until certificates for shares have been issued upon payment of PSUs. The Participant acknowledges that no election under Section 83(b) of the Code is available with respect to PSUs. Notwithstanding the foregoing, the Committee may grant to the Participant Dividend Equivalents on the shares underlying the PSUs prior to the payment date, which shall be credited to the Stock Unit account for the Participant and will be paid when and to the extent the underlying PSUs vest and are paid in accordance with this Agreement and the Plan.
7.    Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of the PSUs are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the PSUs pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
8.    No Employment or Other Rights. The grant of the PSUs shall not confer upon the Participant any right to be retained by or in the employ or service of any Employer and shall not interfere in any way with the right of any Employer to terminate the Participant’s employment or service at any time. The right of any Employer to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.
9.    Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the PSUs or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the PSUs by notice to the Participant, and the PSUs and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.
10.    Applicable Law; Jurisdiction. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof. Any action arising out of, or relating to, any of the provisions of this Agreement shall be brought only in the United States District Court for the District of Maine, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Portland, Maine, and the jurisdiction of such court in any such proceeding shall be exclusive. Notwithstanding the foregoing sentence, on and after the date a Participant receives shares of Company Stock hereunder, the Participant will be subject to the jurisdiction provision set forth in the Company’s bylaws.
11.    Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at the corporate headquarters of the Company, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Employer. Any notice shall be delivered by hand, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier.
12.    Recoupment Policy. The Participant agrees that, subject to the requirements of applicable law, the PSUs, and the right to receive and retain any Company Stock covered by this Agreement, shall be subject to rescission, cancellation or recoupment, in whole or part, if and to the extent so provided under any “clawback” or similar policy of the Company in effect on the Date of Grant or that may be established thereafter.
13.    Application of Section 409A of the Code. This Agreement is intended to be exempt from or otherwise comply with the provisions of Section 409A of the Code. Notwithstanding the foregoing, if the PSUs constitute “deferred compensation” under Section 409A of the Code and the PSUs become vested and settled upon the Participant’s termination of employment, payment with respect to the PSUs shall be delayed for a period of six months after the Participant’s termination of employment if the Participant is a “specified employee” as defined under Section 409A of the Code and if required pursuant to Section 409A of the Code. If payment is delayed, the PSUs shall be settled and paid within thirty (30) days after the date that is six (6) months following the Participant’s termination of employment. Payments with respect to the PSUs may only be paid in a manner and upon an event permitted by Section 409A of the Code, and each payment under the PSUs shall be treated as a separate payment, and the right to a series of installment payments under the PSUs shall be treated as a right to a series of separate payments. In no event shall the Participant, directly or indirectly, designate the calendar year of payment. The Company may change or modify the terms of this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder. Notwithstanding the previous sentence, the Company may also amend the Plan or this Agreement or revoke the PSUs to the extent permitted by the Plan.
14.    Nature of Grant; No Entitlement; No Claim for Compensation. In accepting the grant of this award for the number of PSUs as specified in Exhibit A, the Participant acknowledges the following:
(a)    The Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time.
(b)    The grant of the PSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of awards, or benefits in lieu of awards, even if awards have been granted repeatedly in the past.
(c)    All decisions with respect to future awards, if any, will be at the sole discretion of the Committee.
(d)    The Participant is voluntarily participating in the Plan.
(e)    The PSUs and any shares of Company Stock acquired under the Plan are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or its subsidiaries (including, as applicable, the Participant’s employer) and which are outside the scope of the Participant’s employment contract, if any.
(f)    The PSUs and any shares of Company Stock acquired under the Plan are not part of the Participant’s normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, welfare benefits or similar payments.
(g)    The PSUs and any shares of Company Stock subject to the award are not intended to replace any pension rights or compensation.
(h)    In the event that the Participant’s employer is not the Company, the grant of the PSUs will not be interpreted to form an employment contract or relationship with the Company and, furthermore, the grant of the PSUs will not be interpreted to form an employment contract with the Participant’s employer or any subsidiary.
(i)    The future value of the underlying shares of Company Stock is unknown and cannot be predicted with certainty. The Participant understands that the Company is not responsible for any foreign exchange fluctuation between the United States Dollar and the Participant's local currency that may affect the value of the PSUs.

(j)    In consideration of the grant of the PSUs, no claim or entitlement to compensation or damages shall arise from termination of the PSUs or diminution in value of the PSUs or any of the shares of Company Stock issuable under the PSUs from termination of the Participant’s employment by the Company or the Participant’s employer, as applicable (and for any reason whatsoever and whether or not in breach of contract or local labor laws), and the Participant irrevocably releases the Participant’s employer, the Company and its subsidiaries, as applicable, from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Participant shall be deemed to have irrevocably waived his or her entitlement to pursue such claim.
15.    Data Privacy.
(a)    The Participant hereby acknowledges and understands that the Participant’s personal data is collected, retained, used, processed, disclosed and transferred, in electronic or other form, as described in this Agreement by and among, as applicable, the Participant’s employer, the Company and its subsidiaries, and third parties assisting in the implementation, administration and management of the Plan for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
(b)    The Participant understands that the Company and its subsidiaries (including his or her employer), as applicable, hold certain personal information about him or her regarding the Participant’s employment, the nature and amount of the Participant’s compensation and the fact and conditions of the Participant’s participation in the Plan, including, but not limited to, his or her name, home address, telephone number and e-mail address, date of birth, social insurance number or other identification number, salary, nationality, job title, any equity or directorships held in the Company and details of all options or any other entitlement to equity awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the purpose of the implementation, management and administration of the Plan (the “Data”).
(c)    The Participant understands that the Data may be transferred to the Company, its subsidiaries and any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in his or her country, or elsewhere (including countries outside the European Union/United Kingdom, such as the United States of America), and that the recipient’s country may have a different or lower standard of data privacy rights and protections than his or her country. Where the Data will be transferred outside the Participant’s work location, and where there is not a European Commission adequacy decision in place, the transfers will be in accordance with Chapter V of the GDPR. The Participant understands that he or she may request a list of categories of any recipients of the Data by contacting the Participant’s local human resources representative. The Participant understands that the recipients receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including transfers of such Data to a broker or other third party. The Participant understands that the Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan in accordance with applicable law. The Participant understands that he or she may, at any time, exercise the rights granted to him/her by the GDPR including the right to: request to access or be provided with a copy of the Data relating to him/her, request additional information about the storage and processing of the Data, require any corrections or amendments to the Data or object to the processing of his/her Data, in any case without cost and to the extent permitted by law. The above rights can be exercised by contacting in writing his or her local human resources representative. The Participant understands, however, that objecting to the processing of his or her Data may affect the Participant’s ability to participate in the Plan. For more information on the processing of his or her Data and other personal data, the Participant is referred to the Privacy Notice provided to him/her by his/her employer.
16.    Country-Specific Terms. Notwithstanding anything to the contrary herein, the PSUs shall be subject to the Country-Specific Terms attached hereto as Addendum A. In addition, if the Participant relocates to one of the countries included in the Country-Specific Terms, the special terms and conditions for such country will apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Country-Specific Terms constitute part of this Agreement and are incorporated herein by reference.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, effective as of the Date of Grant.
                    COVETRUS, INC.

                    Name:
                    Title:

BY ACCEPTING THE PSU AWARD, THE PARTICIPANT AGREES TO BE BOUND BY THE TERMS OF THE PLAN AND THIS AGREEMENT, AND AGREES THAT ALL DECISIONS AND DETERMINATIONS OF THE COMMITTEE WITH RESPECT TO THE PSUS SHALL BE FINAL AND BINDING.

Non-U.S. Form
ADDENDUM A
COUNTRY-SPECIFIC TERMS
These Country-Specific Terms include additional terms and conditions that govern the PSUs granted to the Participant under the Plan if the Participant resides in one of the countries listed below. Capitalized terms used but not defined in these Country-Specific Terms are defined in the Agreement and have the meanings set forth therein.

DENMARK
Tax Information. If the Participant holds Company Stock acquired under the Plan in a brokerage account with a broker or bank outside Denmark, the Participant is required to inform the Danish Tax Administration about the account. The Danish tax authorities no longer offer an official form. Instead, the Participant can send the information by logging on to his/her online Danish tax folder (www.skat.dk).
Reporting. The Participant may hold Company Stock acquired under the Plan in a non-Danish brokerage account. The Participant may be required to inform the Danish Tax Administration about such brokerage account. Participant should consult with his or her own advisors with respect to this requirement.

UNITED KINGDOM

PSUs Payable Only in Shares. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement, the grant of PSUs does not provide the Participant any right to receive a cash payment and the PSUs may be settled only in shares of Company Stock.

Termination of Service. The Participant has no right to compensation or damages on account of any loss in respect of PSUs under the Plan where the loss arises or is claimed to arise in whole or part from: (a) the termination of the Participant’s office or employment; or (b) notice to terminate the Participant’s office or employment. This exclusion of liability shall apply however termination of office or employment, or the giving of notice, is caused, and however compensation or damages are claimed. For the purpose of the Plan, the implied duty of trust and confidence is expressly excluded.

Tax Withholding. The Participant indemnifies the Company and the Employer for any Taxes that may be payable with respect to the full number of shares of Company Stock vested and issued (including these shares of Company Stock that are deemed issued). To the extent any shares of Company Stock are withheld by the Company in accordance with Section 5(b) of the Agreement, the Company shall pay over to the Participant’s Employer sufficient moneys to satisfy the Participant’s liability under such indemnity.

EXHIBIT A
PSU VESTING AND PAYMENT TERMS
1.    Target PSUs. The target number of PSUs granted under the award is set forth below.
Participant Name: ______________________________

Award Type	Performance Stock Units (PSU)
Grant Date
Total Target Number of PSUs
Target Number of PSUs for Performance Period: 01/01/2021 – 12/31/2021
Target Number of PSUs for Performance Period: 01/01/2022 – 12/31/2022
Target Number of PSUs for Performance Period: 01/01/2023 – 12/31/2023

2.    Vesting of PSUs. Subject to the terms of this Exhibit A, the PSUs shall be eligible to become earned with respect to one-third of the award based on performance for each of the Performance Periods (as defined below) ending on December 31, 2021, December 31, 2022 and December 31, 2023, provided that the Participant continues to be employed by, or provide services to, the Employer, until the Payment Date (as defined below). All earned awards ultimately vest at the Payment Date.
3.    Performance Periods and Performance Goals. The PSUs shall be earned for each of the periods January 1, 2021–December 31, 2021, January 1, 2022–December 31, 2022, and January 1, 2023–December 31, 2023 (each, a “Performance Period”) based on the Company’s Revenue Growth Rate Percentage and Adjusted EBITDA Margin Percentage for each Performance Period as certified by the Committee (the “Performance Goals”). The actual number of PSUs that may be earned may be more or less than that the target number, or zero, based on the achievement of the Performance Goals over the applicable Performance Period.
For purposes of this Agreement, the following terms shall have the meanings set forth below:
EBITDA: earnings before interest, taxes, depreciation and amortization, as determined under generally accepted accounting principles, applied on a basis consistent with prior financial statements.
The Company’s Revenue Growth Rate Percentage and Adjusted EBITDA Margin Percentage shall be based on the Company’s financial statements, subject to such adjustments as the Committee deems appropriate in good faith to take into account events such as acquisitions, divestitures, and other unusual or infrequently occurring items.

Revenue: net sales as reported in the Company’s financial statements as filed with Securities and Exchange Commission.
Revenue Growth Rate Percentage: Net sales as calculated Performance Period over Performance Period and divided by the net sales from the earlier of the Performance Periods.
Adjusted EBITDA: as reported in the Company’s financial statements, total segment (consolidated) adjusted EBITDA, within the Segment footnote, as filed with the Securities and Exchange Commission.
Adjusted EBITDA Margin Percentage: Adjusted EBITDA as percent of net sales for the Performance Period.
4.    Achievement of Performance Goals. As soon as administratively practicable following the end of a Performance Period, the Committee will determine whether and to what extent the Performance Goals have been met for the Performance Period and will certify the number of PSUs that are earned for the Performance Period. Any earned PSUs will vest if the Participant continues to be employed by, or provide services to, the Employer, until the Payment Date. The number of PSUs that will be earned for each Performance Period shall be equal to (a) the target number of PSUs for that Performance Period (which is one-third of the total target number of PSUs), multiplied by (b) the weighting relative to each Performance Goal and the Earned Percentage for such Performance Goal for the Performance Period.
There are discrete Performance Goals for each of the three one-year Performance Periods. The “Earned Percentage” for each of the Performance Goals shall be determined based on the table below, with straight-line interpolation used for performance achievement between the Threshold and Maximum Performance Levels for each of the Performance Periods. PSUs earned, if any, for a Performance Period will remain unvested until paid on the Payment Date, subject to the Participant’s continued employment or service with the Employer through the Payment Date.

Performance Period #1 (1/1/2021 thru 12/31/2021) – 1/3 of the PSUs
Performance Metrics	Performance Metric Weightings	Performance Levels	Performance Level Goals	PSUs Payout Score %
	[ ]%	Threshold
Target
Maximum

	[ ]%	Threshold
Target
Maximum

Performance Period #2 (1/1/2022 thru 12/31/2022) – 1/3 of the PSUs
Performance Metrics	Performance Metric Weightings	Performance Levels	Performance Level Goals	PSUs Payout Score %
	[ ]%	Threshold
Target
Maximum

	[ ]%	Threshold
Target
Maximum

Performance Period #3 (1/1/2023 thru 12/31/2023) – 1/3 of the PSUs
Performance Metrics	Performance Metric Weightings	Performance Levels	Performance Level Goals	PSUs Payout Score %
	[ ]%	Threshold
Target
Maximum

	[ ]%	Threshold
Target
Maximum

Any PSUs that are earned for a Performance Period will vest and be paid on the date specified by the Committee for payment of vested PSUs after the final Performance Period, which shall be between January 1, 2024 and March 15, 2024 (the “Payment Date”), if the Participant continues to be employed by, or provide services to, the Employer through the Payment Date. If the Participant ceases to be employed by, or provide service to, the Employer for any reason before the Payment Date, any unvested PSUs shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment or service, except as provided in Section 5(b) below. No payment shall be made with respect to any unvested PSUs that are forfeited or not earned.
5.    Change of Control
(a)    COC Amount. In the event of a Change of Control, the Committee shall calculate the number of PSUs that may vest under this Agreement on or after the Change of Control for each Performance Period (the “COC Amount”), as follows:
(i)    For any Performance Period that ended on or before the date of the Change of Control, the COC Amount is the number of PSUs calculated based on performance as described in Section 4 above.
(ii)     For the Performance Period in which the Change of Control occurs, and for any Performance Period that would otherwise begin after the Change of Control, the COC Amount is the target number of PSUs for that Performance Period.
The PSUs shall cease to vest based on performance as of the date of the Change of Control, and any PSUs in excess of the COC Amount shall be forfeited. The COC Amount for each Performance Period shall vest and be paid on the Payment Date, provided that the Participant continues to be employed by, or provide services to, the Employer, until the Payment Date.
(b)    Involuntary Termination Without Cause; Good Reason. In the event the Participant’s employment or service is involuntarily terminated by the Company without Cause or the Participant terminates for Good Reason (each as defined in the Participant’s employment agreement with the Company)] within two months prior to the Change of Control or upon or after the Change of Control, but prior to the Payment Date, a prorated portion of the COC Amount for each Performance Period shall become vested. The prorated portion shall be determined by multiplying the COC Amount for the applicable Performance Period by a fraction, the numerator of which is the number of days the Participant was employed by or in the service of the Company during the Performance Period and the denominator of which is 365. Such vested PSUs shall be paid within thirty (30) days after the Participant’s termination of employment or service, or, if later, the date of the Change of Control, subject to the requirements of Section 409A of the

Code. If the Participant ceases to be employed by, or provide service to, the Employer for any reason other than as described above in this subsection (b), no payment shall be made with respect to any COC Amount, and the PSUs shall be forfeited. Notwithstanding the foregoing, if the Participant’s employment agreement with the Company has a pre-Change of Control protection period of three months, instead of two months, the reference above to “two months prior to a Change of Control” shall be changed to “three months prior to a Change of Control.”
(c) Employment Agreement. Notwithstanding anything in the terms of any employment agreement to the contrary, the terms of this Agreement with respect to vesting of PSUs in connection with a Change of Control shall supersede and replace the terms of any employment agreement with the Participant relating to vesting in connection with a Change of Control, and the Participant agrees to such replacement. For the avoidance of doubt, this Agreement does not supersede more favorable terms of an employment agreement relating to vesting in a situation where no Change of Control occurs, subject to the requirements of Section 409A.